Exhibit 99.1

TALOS ENERGY RECEIVES EXTENSION AND APPROVAL FOR ADDITIONAL EXPLORATION ON OFFSHORE MEXICO BLOCK 7

HOUSTON, Sept. 11, 2019 /PRNewswire/ – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced that it has received a two-year contract term extension as well as regulatory approvals for additional exploration activities on Block 7, located in the offshore portion of Mexico’s prolific Sureste Basin. Talos is the operator of Block 7 in a consortium (the “Consortium”) with its partners Sierra Oil & Gas, a Wintershall DEA company, and Premier Oil plc.

On September 4, 2019, the National Hydrocarbons Commission of Mexico (“CNH”) granted a two-year term extension under the Consortium’s production sharing contract for offshore Mexico Block 7, the first such extension granted to a private company in offshore Mexico. On September 9, 2019, the CNH approved the Consortium’s modified exploration plan for Block 7. The extended contract term in combination with the expanded plan allows the Consortium to evaluate additional exploration prospects on the block in the future following the successful appraisal of the globally-recognized Zama discovery that was completed earlier this year.

The Consortium has identified multiple potential exploration targets on Block 7, including the Xlapak and Pok-A-Tok prospects, among others, with typical gross unrisked resources ranges between 75 – 150 million barrels of oil equivalent (“MMBoe”) each. The prospects are amplitude-supported oil prospects targeting similarly-aged sands as those seen in the drilling campaign related to the Zama discovery and subsequent appraisal. The additional identified inventory is within close proximity of Zama, potentially allowing for significant development cost synergies if successful. Due to the recent high level of activity on Block 7, the Consortium has already fulfilled the minimum work commitments that would otherwise be required for extension, and any future exploration activities would benefit from cost recovery mechanisms under the Block 7 contract terms. As a result, the modified exploration plan and related approvals provide the Consortium with significant optionality for future evaluation of additional, material exploration prospects within the block. The Block 7 production sharing contract requires the Consortium to relinquish approximately half the acreage on Block 7 upon obtaining the two-year term extension, but the Block 7 modified exploration plan, approved by CNH, retains the acreage covering all of the Consortium’s identified potential exploration targets.

Talos President and Chief Executive Officer Timothy S. Duncan commented, “The recent CNH approvals have provided Talos and its partners with the flexibility to continue optimizing the potential of Block 7. The Consortium has significantly over-delivered on its commitments under the production sharing contract, and these approvals will give us the opportunity to continue to successfully develop the country’s resources. We are excited about the additional potential of these prospects, all of which could be incremental to our world-class Zama discovery, the first by the private sector in Mexico’s history. Finally, we believe these approvals, in combination with the significant increase in industry activity, are yet another indicator of the tremendous potential of the basin in the future.”

Because the Consortium’s Zama asset has already been discovered and appraised, it does not require any extension from the CNH in order to proceed to Final Investment Decision (“FID”) and thereafter to development. After rapidly completing the Zama appraisal program safely and under budget, the Consortium is continuing its Zama unitization discussions with Petróleos Mexicanos (“Pemex”) while simultaneously moving forward with its Front-End Engineering and Design (“FEED”) work in anticipation of a 2020 FID milestone.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing cash-flows and long-term value through our operations, currently in the United States Gulf of

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Mexico and offshore Mexico. As one of the US Gulf’s largest public independent producers, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, estimated production volumes, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects, geologic risk, drilling and other operating risks, well control risk, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, potential adverse reactions or changes to business or employee relationships resulting from the business combination between Talos Energy LLC and Stone Energy Corporation, competitive responses to such business combination, the possibility that the anticipated benefits of such business combination are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies, litigation relating to the business combination and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 13, 2019.

Estimates of future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation and marketing of oil and gas are subject to disruption due to transportation and processing availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified hereby, to reflect events or circumstances after the date of this communication.

CAUTIONARY NOTE TO INVESTORS

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. In this communication, the Company uses certain broader terms such as “gross unrisked potential resource range” that the SEC’s guidelines strictly prohibit the Company from including in filings with the SEC. These types of estimates do not represent, and are not intended to represent, any category of reserves based on SEC definitions, are by their nature more speculative than estimates of proved, probable and possible reserves and may not constitute “reserves” within the meaning of the SEC’s rules. These estimates are subject to greater uncertainties, and accordingly, are subject to a substantially greater risk of actually being realized. Investors are urged to consider closely the disclosures and risk factors in the reports the Company files with the SEC.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002